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                                                                    Exhibit 10.1

                                      CONSULTING AGREEMENT


         This Consulting Agreement ("Agreement") is dated as of July 18, 2002, by and between DOMINICK PAGANO ("Consultant") and EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation (the "Company").

                                    RECITALS

         A. Consultant has significant experience and knowledge of the operations and manufacturing processes of the Company's businesses.

         B. Company desires to retain Consultant in a consulting and advisory capacity and Consultant desires to be so retained pursuant to the terms and conditions of this Agreement.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the Company and Consultant agree as follows:

         1. Consulting Services. During the term of this Agreement, Consultant shall be available at reasonable times to provide the review and advisory services set forth on Exhibit A, attached hereto, (collectively, the "Services"). Notwithstanding anything in this Agreement to the contrary, Company shall retain the exclusive and absolute control over the general operation of the business of the Company, including, but not limited to, management of payables and receivables, purchasing and selling of assets, pricing, personnel decisions and inventory control.

         2. Term and Termination of Agreement.


              (a) Initial Term. The term of Consultant's engagement under this Agreement shall commence on the date hereof and shall continue until December 17, 2002; provided, however, that this Agreement may be extended by mutual agreement in writing of the parties.

              (b) Termination. This Agreement may be terminated as follows:


                   (i) At any time by mutual agreement of the parties.

                   (ii) Immediately, upon the death or disability of Consultant.


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                   (iii) In the event of a material breach of this Agreement, the nonbreaching party may provide written notice of the breach and terminate this Agreement at any time after a reasonable opportunity to cure such breach. If the breaching party, prior to expiration of the cure period, has cured the breach, this Agreement shall remain in effect, provided the breaching party promptly reimburses the nonbreaching party for any reasonable damages the nonbreaching party may have incurred.

                   (iv) At any time by either party with seven days' prior written notice to the other party.

              (c) Effect of Termination. Upon termination of this Agreement, for any reason, the parties hereto shall have no further obligation hereunder except for obligations accruing prior to the effective date of termination or as otherwise provided in section 9.

         3. Consideration for Consultant's Services. As consideration for Consultant's agreement to render the Services, the Company shall pay to Consultant a consulting fee in the amount of $6,000 per month, payable in equal weekly installments during the term of this Agreement.

         4. Confidentiality. Consultant covenants and agrees that he will not at any time during or after the term of this Agreement reveal, divulge or make known to any person, firm or corporation any information, knowledge or data of a confidential or proprietary nature relating to the business of the Company or any of its affiliates, and Consultant shall hold, for the benefit of the Company, all such information, knowledge or data which is or was obtained by the Consultant during the term of this Agreement. Consultant's agreement under this
Section 4 shall not apply to any information, knowledge or data which (a) is or has become generally known or public or otherwise in the public domain other than as a result of a breach of this Section 4 by Consultant or (b) was disclosed to Consultant by a third party who was not under any obligation of confidence or secrecy to the Company at the time of such disclosure.

         5. Indemnification.


              (a) The Company shall indemnify Consultant, during and after the term of this Agreement, to the fullest extent permitted under the laws of the state of Wisconsin, against any and all costs, claims, judgments, fines, settlements, liabilities, and fees or expenses (including, without limitation, reasonable attorneys' fees) incurred in connection with any proceedings (including, without limitation, threatened actions, suits or investigations) brought by any party or parties, other than Consultant or Consultant's heirs, successors or assignees arising out of, or relating to, Consultant's actions or inactions related to this Agreement or the Services or any counterclaims brought in

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defense of an otherwise indemnifiable action at any time. The indemnification contemplated under this section 5(a) shall be provided to Consultant unless, at the time indemnification is sought, such indemnification would be prohibited under the laws of the state of Wisconsin; the Company may rely on the advice of its counsel in determining whether indemnification is so prohibited. Amounts payable as indemnification under this section 5 shall be reduced by the amount of any other sums received by Consultant for the same purpose pursuant to any of other sources or provisions.

              (b) Notwithstanding any other provision herein, the Company shall not be obligated pursuant to the terms of this section 5:

                   (i) to indemnify Consultant for expenses or liabilities with respect to proceedings or claims (except counterclaims or cross claims) initiated or brought voluntarily by Consultant and not by way of defense; or

                   (ii) to indemnify Consultant for any expenses or liabilities incurred by him with respect to any claim, issue or matter, raised in connection with a proceeding instituted by Consultant to enforce or interpret the provisions of this section 5, if a court of competent jurisdiction renders a final judgment ruling against the Consultant with respect to the material assertions made by Consultant with respect to such claim, issue or matter; or

                   (iii) to indemnify Consultant for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Consultant by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Company; or

                   (iv) to indemnify Consultant for expenses or liabilities arising from the purchase and sale by Consultant of securities of the Company in violation of federal or state securities laws; or

                   (v) to indemnify Consultant for expenses or liabilities or with respect to proceedings or claims unrelated to his rendition of Services to the Company, including, without limitation, actions taken in his individual capacity as a shareholder.

         6. Independent Contractor. The parties acknowledge and agree that Consultant is at all times acting and performing as an independent contractor. The parties shall make no statements inconsistent with Consultant's status as an independent contractor. As an independent contractor, Consultant shall assume full responsibility for payment of all federal, state and local income taxes, self-employment taxes, FICA taxes and any other taxes or withholding resulting from compensation derived by Consultant under this Agreement. Company shall not be responsible for any of the foregoing or any


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other amounts required to be withheld or paid by an employer with respect to its employees under any applicable laws, rules or regulations. Consultant shall be liable for his own debts, obligations, acts and omissions.

         7. Relationship of the Parties. In no event shall this Agreement be construed (a) as establishing a partnership or joint venture or similar relationship between Company and Consultant or (b) to authorize either party to act as agent for the other. Consultant agrees to take all appropriate precautions against unauthorized disclosure of the Confidential Information by any of its affiliates, employees, agents or other persons under its control.

         8. Notices. Any notice or communication required to be given by either party hereunder shall be in writing and shall be hand delivered or sent by registered mail, return receipt requested or by confirmed facsimile transmission to the party receiving such communication at the address specified by each party as its principal office or such other address as either party may in the future specify to the other party.

         9. Survival. The expiration or termination of this Agreement shall not affect Consultant's or the Company's specific agreements in sections 4 and 5 of this Agreement. Such agreements shall survive the expiration or termination of this Agreement.

         10. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, (a) such invalidity or unenforceability shall not affect any other provision of this Agreement, (b) the remaining provisions of this Agreement shall remain in full force and effect and (c) any court of competent jurisdiction may so modify the objectionable provision as to make it valid and enforceable.

         11. Miscellaneous. This Agreement may not be amended or modified except in a writing executed by Consultant and Company. Consultant may not assign its rights or obligations under this Agreement, in whole or in part, without Company's prior, written consent, which consent may be withheld for any reason. The failure of either party to insist, in any one or more instances, on prompt performance of any term, covenant or condition of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant or condition. This Agreement shall be governed by, subject to and construed in accordance with the internal laws of the State of Wisconsin.



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         IN WITNESS WHEREOF, the parties hereto have executed this Consulting
Agreement as of the day and year first written above.

                                   COMPANY:

                                   EDAC TECHNOLOGIES CORPORATION


                                   BY /s/ Ronald G.Popolizio
                                      -----------------------------------
                                      Its: EVP & CFO



                                   CONSULTANT:

                                   /s/ Dominick A. Pagano
                                   ---------------------------------------
                                   Dominick Pagano




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                                    EXHIBIT A

                               Consulting Services

Mr. Pagano will consult with the Board and the CEO on current negotiations with Pratt & Whitney concerning the Long-term Agreement and the realization of unshipped inventory relating to the ground-based turbine contract, including participating in negotiations and meetings with Pratt. He will also familiarize himself with the Company's current financial status and its relationships with GECC and other lenders, including meeting with Dennis Rusconi to review the results of his work.